Exhibit 15.1

Schwartz Levitsky Feldman llp CHARTERED ACCOUNTANTS LICENSED PUBLIC ACCOUNTANTS TORONTO • MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 27, 2017 relating to the consolidated financial statements of Portage Biotech Inc. appearing in the Company’s Annual Report on Form 20-F for the year ended March 31, 2017.

/s/ Schwartz Levitsky Feldman llp

Toronto, Ontario, Canada	Chartered Accountants
October 26, 2017	Licensed Public Accountants

2300 Yonge Street, Suite 1500, Box 2434 Toronto, Ontario M4P1E4 T e l: 4 167855353 F a x: 4167855663